EXHIBIT 99.1

BioCryst Appoints Anthony Doyle Chief Financial Officer

RESEARCH TRIANGLE PARK, N.C., April 02, 2020 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced the appointment of Anthony Doyle as senior vice president and chief financial officer (CFO).

Mr. Doyle joins BioCryst from Worldwide Clinical Trials, a full-service global contract research organization, where he has served as CFO since 2014.

From 2004 to 2012, Mr. Doyle held a series of increasingly responsible roles at General Electric (GE), moving through FP&A, controller, audit, tax and commercial finance rotations in the GE Financial Management and Corporate Audit Staff finance and leadership training programs. He then led risk and pricing for GE Healthcare’s $1.2 billion U.S. diagnostic imaging business and served as global program manager for GE Healthcare Solutions, a hospital and healthcare outcomes-based consulting company. From 2012 to 2014, he was CFO of World Book, a Berkshire Hathaway company.

“Anthony is a seasoned, global, life science leader who brings a track record of accomplishment helping build and grow businesses. This is exactly what we need as we prepare for our first launch with berotralstat and advance our very exciting pipeline,” said Jon Stonehouse, chief executive officer of BioCryst.

“BioCryst is a uniquely positioned biotech company with significant potential near-term revenues and a dynamic pipeline right behind it. I am excited to add my experience to the team as the company accelerates through its commercial transition and delivers important new oral medicines to patients with rare diseases,” Doyle said.

Mr. Doyle received his B.A. from Dublin City University (Ireland) and his DESEM from Reims Management School (France).

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals discovers novel, oral small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. BioCryst has several ongoing development programs including berotralstat (BCX7353), an oral treatment for hereditary angioedema, BCX9930, an oral Factor D inhibitor for the treatment of complement-mediated diseases, galidesivir, a potential treatment for Marburg virus disease and Yellow Fever, and BCX9250, an ALK-2 inhibitor for the treatment of fibrodysplasia ossificans progressiva. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst’s first approved product and has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan, Korea and the European Union. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the Company's website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that developing any HAE product candidate may take longer or may be more expensive than planned; that ongoing and future preclinical and clinical studies may not have positive results; that BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; that BioCryst may not advance human clinical trials with product candidates as expected; that the FDA, EMA, PMDA or other applicable regulatory agency decisions or processes may be negatively impacted by the COVID-19 pandemic; that such agencies may require additional studies beyond the studies planned for product candidates, or may not provide regulatory clearances which may result in delay of planned clinical trials, or may impose a clinical hold with respect to such product candidates, or withhold market approval for product candidates; that actual financial results may not be consistent with expectations, including that 2020 operating expenses and cash usage may not be within management's expected ranges.  Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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Contact:
John Bluth
+1 919 859 7910
jbluth@biocryst.com